UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

In its Form 8-K filed on October 3, 2013, Reven Housing REIT, Inc. (the “Company”) reported the first closing of its private placement transaction under the Stock Purchase Agreement dated September 27, 2013 (the “Stock Purchase Agreement”), in which the Company closed on $11,000,000 of its common stock financing. In its Form 8-K filed on November 5, 2013, the Company reported the second closing of the private placement in which it closed on an additional $2,300,000.

On November 22, 2013, the Company consummated the third closing of the common stock financing contemplated by the Stock Purchase Agreement. The Company issued an aggregate of 8,500,000 shares of its common stock to the investors in the Stock Purchase Agreement for gross proceeds of $1,700,000. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Pursuant to the Company’s engagement letter with Ernst & Young Capital Advisors, LLC (“EYCA”) dated May 15, 2013, as amended, the Company paid EYCA $46,750 in fees in connection with the third closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: November 27, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer